UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2014, Abakan Inc. (“Abakan”), and its majority owned subsidiary MesoCoat, Inc.

(“MesoCoat”) entered into a Securities and Exchange Agreement (“Exchange Agreement”) with George

Town Associates SA (“George Town”) to satisfy the terms and conditions of certain secured promissory notes issued by MesoCoat to Kyrtos Limited (“Kyrtos”).

The terms of the Exchange Agreement provide that the principal and interest due to Kyrtos in the amount of $1,341,963.34 is assigned to George Town in exchange for Abakan’s non- interest bearing secured convertible promissory note in the same amount due on April 27, 2015, that is convertible into Abakan common shares and half warrants, MesoCoat’s unconditional guarantee of Abakan’s performance of the terms and conditions of the secured convertible promissory note, and a security agreement intended to secure satisfaction of the amount due to George Town. The secured convertible promissory note permits

George Town to convert up to the principal amount due at $0.80 per share and to exercise each full warrant at $1.20 per share for a period of two years subsequent to conversion subject to adjustment,

including dilutive issuances.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION

UNDER AN OFF-BALANCE SHEET ARRANGMENT OF REGISTRANT

_____________________________________________________________________________________

The  disclosures  required  by  this  Item  2.03  are  contained  in  Item  1.01,  above,  and  are  incorporated  as  if fully restated herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

_____________________________________________________________________________________

(d)

Exhibit

10

Security and Exchange Agreement dated April 28, 2014

_____________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /S/ Robert H. Miller

April 29, 2014

Name: Robert H. Miller

Title: Chief Executive Officer

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